Exhibit 99.1

AIxCrypto Holdings Reports Second Quarter 2026 Results

RoboShare Introduced Successfully and Designated Top Operating Priority for the Second Half of 2026; Operating Expenses Decline 32% Sequentially

●	Introduced RoboShare, an on-demand robot sharing and matchmaking marketplace — an “Uber plus Turo for robots” — at Automate 2026 on June 22, 2026, available at RoboShare.com

●	Los Angeles pilot preparations underway; initial marketplace-facilitated activity targeted to begin in August 2026, with initial revenue anticipated beginning in the third quarter, subject to operational readiness, execution, and applicable revenue-recognition requirements

●	Total operating expenses of $2,959,325 decreased by 32% from $4,333,721 in the first quarter of 2026; sales and marketing expenses of $85,715 decreased by 87% from $638,222 in the first quarter of 2026 as front-loaded brand-launch spend rolled off

●	Total current liabilities declined by 48% to $1,721,003 from $3,329,237 at year-end 2025; no outstanding indebtedness at August 7, 2026

●	No new shares issued during the second quarter — common shares outstanding of 20,234,993 at June 30, 2026, unchanged from March 31, 2026; shares outstanding increased from 5,160,383 at December 31, 2025, principally through the first-quarter conversion of Series B preferred shares

●	Completed the $12.0 million Faraday Future securities investment in April 2026, held indirectly through a third-party fiduciary under an entrusted investment agreement

LOS ANGELES, CA, August 7, 2026 — AIxCrypto Holdings, Inc. (NASDAQ: AIXC) (“AIxC” or the “Company”), a Nasdaq-listed technology company building a three-layer architecture spanning the infrastructure, protocol, and application layers, today announced financial results for the second quarter ended June 30, 2026. The quarter marked the Company’s transition from strategic planning toward focused execution, anchored by the June 22 launch of RoboShare at Automate 2026 and, in July, its designation as the Company’s top operating priority for the second half of 2026.

“This quarter, we made a deliberate choice about focus. We launched RoboShare at Automate in June, and in July designated it as the Company’s top operating priority for the second half of 2026, concentrating resources behind what we believe is our nearest path to revenue,” said Jerry Wang, Chief Executive Officer. “The operational and platform insights generated through RoboShare are also expected to inform the continued development of our broader infrastructure capabilities..”

“The financial results for the second quarter mirror the operating narrative: progress toward commercialization, a declining cost base, and an unchanged share count,” said Jay Sheng, President and Chief Financial Officer. “Our capital priorities are unchanged — commercialization of RoboShare and expense discipline — while maintaining disciplined liquidity and capital allocation.”

Second Quarter 2026 and Recent Business Highlights

RoboShare — Marketplace Launch and Los Angeles Pilot. At Automate 2026, the Company introduced RoboShare, an on-demand robot sharing and matchmaking marketplace connecting robot owners with enterprises, educational institutions, and other users seeking flexible access to robotic equipment and services. The platform is available at RoboShare.com and supports both whole-machine and service-based usage; the Company also introduced the City Partner program for local network operators. Preparations for the Los Angeles pilot are underway across local sales, customer service, dispatch, warehouse and delivery logistics, operator training, and standardized operating procedures. During approximately the first ninety days, the Company intends to monitor cumulative usage days, repeat-customer activity, per-order economics, and overall operational readiness; decisions regarding expansion into additional markets, including Silicon Valley and New York, will depend on pilot performance, partner readiness, and local market conditions.

Robot Second Life Cycle. Alongside RoboShare, the Company introduced the Robot Second Life Cycle — the concept that a robot can continue creating value after its initial sale through utilization value, extended-use value, and network value. The model is intended to be asset-light: previously sold robots and robots supplied by third-party owners are being onboarded as available supply, allowing the marketplace to expand without requiring the Company to purchase all of the robots listed through the platform.

AI Agent and Ecosystem Development. The Company began initial internal enterprise testing of certain AI Agent capabilities in April, evaluating workflow integration and refining vertical use cases, and anticipates initial revenue generation beginning in the third quarter through Agentir products. The Company continues to advance selected proof-of-concept initiatives through strategic partnerships, including its collaboration with Faraday Future, its majority stockholder, as a lead ecosystem partner.The Company’s EAI Platform and RWA tokenization work continue, but both are sequenced behind RoboShare and are moving on longer timelines. The Company is not attaching new dates at this time, and the timelines previously indicated in May should no longer be relied upon..

Legacy Portfolio Resolution. In May 2026, the Company completed the sale of all outstanding loan and creditor interests in all Marizyme promissory notes, eliminating its remaining Marizyme note exposure, and the Board approved the structured wind-down of the Company’s legacy biotechnology business. In April 2026, the Company completed its $12.0 million investment in securities of Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI), held through an entrusted investment arrangement and presented as parent company equity held at cost within stockholders’ equity.

Second Quarter 2026 Financial Summary

Total operating expenses were $2,959,325 for the second quarter of 2026, compared to $1,683,747 in the prior-year quarter, and declined 32% sequentially from $4,333,721 in the first quarter of 2026 as cost-normalization measures took effect. Sales and marketing expenses were $85,715, down from $638,222 in the first quarter, which carried front-loaded brand-launch investment. General and administrative expenses were $2,868,537, compared to $1,394,932 in the prior-year quarter. The current quarter amount included non-recurring director resignation fees of approximately $395,000, together with increases in wages, consulting fees, and legal fees as described in the Form 10-Q. Credit loss expense was zero, compared to $271,000 in the prior-year quarter.

Net loss was $4,187,605 for the second quarter of 2026, a sequential decrease from $6,079,016 in the first quarter of 2026, and compared to a net loss attributable to the Company of $1,687,003 in the prior-year quarter. The second-quarter loss included a $984,364 non-cash net loss on digital assets attributable entirely to fair-value remeasurement — the Company neither purchased nor sold digital assets during the quarter — and a one-time $375,844 loss on settlement of the Marizyme notes (presented in the Form 10-Q as loss on settlement of short-term note receivable). Net loss per share, basic and diluted, was $(0.21) for the quarter and $(0.73) for the six months, on weighted-average shares outstanding of 20,286,192 and 14,030,150, respectively.

Balance sheet. As of June 30, 2026, the Company had cash and cash equivalents of $577,328, compared to $19,332,707 at December 31, 2025, and digital assets with a fair value of $5,212,903, compared to $10,250,497 at December 31, 2025, for a combined carrying value of approximately $5.8 million. As stated in the Form 10-Q, the Company’s digital assets are not classified as cash equivalents and are subject to significant market price volatility. Total assets were $7,402,799, compared to $31,279,846 at December 31, 2025.

In April 2026, the Company completed its $12.0 million investment in securities of Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI), held through an entrusted investment arrangement and presented as parent company equity held at cost within stockholders’ equity.

Total stockholders’ equity was $5,681,796, compared to $27,950,609 at December 31, 2025. Net cash used in operating activities was $7,939,909 for the six months ended June 30, 2026. Total current liabilities declined to $1,721,003 from $3,329,237 at December 31, 2025, driven principally by the reduction of related-party payables to $237,292 from $1,648,945. The Company had no outstanding indebtedness for borrowed money at June 30, 2026. Additional information regarding the Company’s liquidity, capital resources, and going-concern considerations is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Conference Call Information

AIxCrypto Holdings will host a conference call on Friday, August 7, 2026, at 7:30 PM Eastern Time to discuss its second quarter 2026 results. The call will be hosted by Jerry Wang, Chief Executive Officer, and Jay Sheng, President and Chief Financial Officer. Dial-in: 1-877-407-9716 or 1-201-493-6779. Webcast: https://callme.viavid.com/viavid/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9MTM3NTk1MzMmaD10cnVlJmluZm89Y29tcGFueSZyPXRydWUmQj02. A replay will be available on the Company’s investor relations website.

About AIxCrypto Holdings, Inc.

AIxCrypto Holdings, Inc. (Nasdaq: AIXC) is a Nasdaq-listed technology company building a three-layer architecture spanning the infrastructure, protocol, and application layers. Through the convergence of AI Agents and Embodied AI (EAI) devices, AIXC is developing technology intended to enable heterogeneous intelligent entities—robots, smart vehicles, and other edge devices—to autonomously discover, collaborate, and execute tasks with one another without centralized intermediaries, driving the advancement of the Silicon Economy.

FORWARD-LOOKING STATEMENTS

This communication — including any presentation, press release, investor materials or other document of which it forms a part (this “Communication”) — contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws, regarding AIxCrypto Holdings, Inc. (“AIxCrypto,” the “Company,” “us,” “our,” or “we”) and our industry. All statements, whether written or oral, other than statements of historical fact — including any financial projections and any statements regarding future events, our strategy, plans, objectives, expectations, or anticipated actions or results — are forward-looking statements. You can often identify forward-looking statements by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions; the absence of these words does not mean a statement is not forward-looking. These statements reflect our current expectations and projections about future events as of the date of this Communication and are necessarily based on estimates and assumptions that, while considered reasonable by management, are inherently uncertain. AIxCrypto can give no assurance that such forward-looking statements or financial projections will prove to be correct.

Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of numerous risks and uncertainties, both general and specific, including, but not limited to: business, economic, market and capital-market conditions; the heavily regulated industry in which we operate; current or future laws or regulations and new interpretations of existing laws or regulations; the inherent volatility and regulatory uncertainty associated with digital assets and cryptocurrencies; evolving money-transmission, payments and digital-asset regulatory requirements applicable to our payment and settlement arrangements; risks associated with the early-stage and beta nature of our operations, including our dependence on third-party merchants and service providers and our ability to scale our platform; risks related to our expansion into new markets, jurisdictions, services and operating modalities, including aerial and unmanned aircraft operations, and the regulatory approvals and clearances required for such operations; changes in market demand for, and the pricing of, our products and services; our relationships with our customers and business partners; our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs; competition in our industry; the failure of counterparties to perform their contractual obligations; systems, network, telecommunications or service disruptions, failures or cyber-attacks; our ability to obtain additional financing on reasonable terms or at all; litigation costs and outcomes; our ability to maintain and enforce our intellectual property rights and to defend against third-party claims of infringement; our ability to attract, retain and motivate qualified personnel; and our ability to manage our growth. This list of factors is not exhaustive. Additional risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent filings, which are available on the SEC’s website at www.sec.gov.

The forward-looking statements in this Communication speak only as of the date hereof. Except as required by law, neither AIxCrypto nor any other person undertakes any obligation to update or revise any forward-looking statement or financial projection set out herein, whether as a result of new information, future events or otherwise. This Communication is provided for informational purposes only, does not constitute investment, tax or legal advice or any investment recommendation, and does not take into account the investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in whole or in part, at any time, and undertakes no obligation to notify any recipient thereof. Readers are cautioned not to place undue reliance on these forward-looking statements. This caution is made under, and these forward-looking statements are intended to be covered by, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact

AIxCrypto Holdings, Inc.

Email: IR@aixcrypto.ai

Phone: +1 (760) 452-8111

AIXCRYPTO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenue	—	—	—	—
Expenses
General and administrative	$2,868,537	$1,394,932	$6,416,390	$3,889,464
Sales and marketing	85,715	—	723,937	—
Research and development	5,073	17,815	10,145	50,982
Credit loss expense – short-term note receivable	—	271,000	142,574	468,000
Total expenses	2,959,325	1,683,747	7,293,046	4,408,446
Loss from operations	(2,959,325)	(1,683,747)	(7,293,046)	(4,408,446)
Total other expense (income), net	1,228,280	1,670	2,973,575	(76,893)
Loss before provision for income taxes	(4,187,605)	(1,685,417)	(10,266,621)	(4,331,553)
Provision for income taxes	—	—	—	35
Net loss	(4,187,605)	(1,685,417)	(10,266,621)	(4,331,588)
Deemed dividend arising from warrant down-round provision	—	(1,586)	—	(1,586)
Net loss attributable to AIxCrypto Holdings, Inc.	$(4,187,605)	$(1,687,003)	$(10,266,621)	$(4,333,174)
Net loss per common share, basic and diluted	$(0.21)	$(1.00)	$(0.73)	$(2.76)
Weighted-average shares outstanding, basic and diluted	20,286,192	1,683,881	14,030,150	1,570,925

Components of total other expense (income), net are set forth in the Company’s Form 10-Q for the quarter ended June 30, 2026.

CONDENSED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$577,328	$19,332,707
Digital assets	5,212,903	10,250,497
Total current assets	6,337,008	30,954,770
Total assets	7,402,799	31,279,846
Total current liabilities	1,721,003	3,329,237
Parent company equity held at cost	(12,002,192)	—
Accumulated deficit	(150,294,071)	(140,027,450)